Exhibit 10.1

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT, dated as of July 15, 2011 (this “Agreement”), is by and among (i) Renewable Energy Group, Inc., a Delaware corporation (the “Company”), and (ii) the following holders of the Company’s Series A Preferred Stock: NGP Energy Technology Partners, L.P. (“ETP”), USRG Holdco V, LLC (“USRG”), Natural Gas Partners VIII, L.P., E D & F Man Holdings BV, Bunge North America, Inc. and West Central Cooperative (each a “Stockholder” and collectively the “Stockholders”).

RECITALS

WHEREAS, the Company intends to sell shares of its Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act (the “Planned Public Offering”); and

WHEREAS, each Stockholder beneficially owns shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”); and

WHEREAS, it is contemplated that holders of the Series A Preferred Stock will receive, among other things, the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) upon conversion of the Series A Preferred Stock immediately prior to the closing of the Planned Public Offering (the “Closing”) pursuant to the terms of that certain Second Amended and Restated Certificate of Incorporation (the “Second Restated Certificate”) approved by the Board of Directors of the Company (the “Board of Directors”) on July 15, 2011 and attached hereto as Exhibit A; and

WHEREAS, in connection with the foregoing, the Company and the Stockholders desire to make certain agreements as set forth herein;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“beneficial ownership” shall have the meaning specified in Rule 13d-3 under the Exchange Act, as such rule is currently in effect. The terms “beneficially own” and beneficially owned” shall have a correlative meaning.

“Board of Directors” shall have the meaning set forth in the recitals hereto.

“Change of Control” shall mean (i) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any Person, including a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Person, acquiring beneficial ownership, directly or indirectly, of 50% or more of the aggregate voting power of the Voting Securities of the Company; (ii) any transaction or series of related transactions that results in the transfer, sale, lease or other disposition by the Company of all or substantially all of the assets of the Company; or (iii) when individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors (together with any new director whose election to the Board of Directors or whose nomination for election was approved by a vote of at least two-thirds of the members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

“Closing” shall have the meaning set forth in the recitals hereto.

“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company and any class of common stock of the Company issued upon conversion or in exchange for such common stock, whether or not authorized on the date hereof.

“Company” shall have the meaning set forth in the first paragraph written above.

“Covered Common Shares” of a Stockholder (and each Stockholder’s “Covered Common Shares”) means the shares of Common Stock beneficially owned from time to time by the specified Stockholder on or after the date hereof.

“Covered Series B Shares” of a Stockholder (and each Stockholder’s “Covered Series B Shares”) means the shares of Series B Preferred Stock beneficially owned from time to time by the specified Stockholder on or after the date hereof.

“Director Designee” shall have the meaning set forth in Section 2(a) hereof.

“ETP” shall have the meaning set forth in the first paragraph written above.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Independent Director” shall mean an individual who is or, if elected, would be an “Independent Director” of the Company as determined by the Board of Directors under the rules of the securities exchange on which the Company’s stock is then traded or, prior to the Planned Public Offering, is proposed to be traded.

“Nominating Committee” shall mean the Nominating Committee of the Board of Directors or, in the absence of such a Committee, Independent Directors performing the functions of a nominations committee.

“Person” means any individual, partnership, corporation, trust, limited liability company or other entity.

“Planned Public Offering” shall have the meaning set forth in the recitals hereto.

“Qualified Director” means, in the case of a Director Designee of USRG, Jonathan Koch, in the case of a Director Designee of ETP, Chris Sorrells, and in the case of any other person designated for election by USRG or ETP, an individual who is (a) reasonably acceptable to the Nominating Committee of the Board of Directors of the Company and (b) who would be an Independent Director.

“Second Restated Certificate” shall have the meaning set forth in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and rules and regulations thereunder, all as the same shall be in effect from time to time.

“Series A Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Series B Preferred Stock” shall have the meaning set forth in the recitals hereto.

“Stockholder” and “Stockholders” shall have the meaning set forth in the first paragraph written above.

“Third Restated Certificate” means the Third Amended and Restated Certificate of Incorporation approved by the Board of Directors of the Company on July 15, 2011, and attached hereto as Exhibit B.

“Transfer” means, directly or indirectly, to sell, transfer, assign, encumber, or similarly dispose of (by testamentary disposition, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, encumbrance or similar disposition.

“USRG” shall have the meaning set forth in the first paragraph written above.

“Voting Securities” shall mean any voting securities of the Company having the ordinary power to vote, in the absence of contingencies, in the election of directors of the Company.

2. Board Representation.

(a) Each of USRG and ETP shall have the right to designate one Qualified Director for election to the Company’s Board of Directors, upon the terms and conditions set forth in this Section 2. The Nominating Committee shall recommend to the Board of Directors that one Qualified Director designated by each of USRG and ETP (each a “Director Designee”) be elected to serve as a director and the Board of Directors shall use its reasonable efforts to cause the election of such designated Qualified Director with a term of office beginning no later than concurrently with or immediately following the Closing and, if the Board of Directors is classified, ending no earlier than the third annual meeting of stockholders of the Company following the Closing. The identification of a Director Designee by each of USRG and ETP shall occur in time sufficient (as reasonably established by the Board of Directors) for such Director Designee’s name to be included in the prospectus used in connection with the marketing of the Planned Public Offering and such Director Designee shall furnish such Director Designee’s consent to be named as a director in such prospectus in form reasonably requested by the Company.

(b) In the event that any Director Designee shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled with a Qualified Director designated by the person, USRG or ETP, as the case may be, that designated the Director Designee that so ceases to serve; provided that USRG and ETP shall not be obligated to designate an individual to fill such vacancy.

(c) The Company agrees with USRG that if Jonathan Koch is serving on the Board of Directors as the Director Designee of USRG and he is an Independent Director, then Jonathan Koch shall be appointed a member of the Nominating Committee. The Company further agrees with ETP that if Chris Sorrells is serving on the Board of Directors as the Director Designee of ETP, he is an Independent Director and Jonathan Koch is not serving on the Nominating Committee, then Chris Sorrells shall be appointed a member of the Nominating Committee.

(d) The agreements set forth in this Section 2 shall terminate and be of no further force or effect upon the earliest to occur of: (i) the date that is the third anniversary of the Closing, (ii) the date of a Change of Control of the Company, and (iii) if the Closing has not occurred on or before June 30, 2012, on July 1, 2012. In addition, as to each of USRG and ETP, the agreements set forth in this Section 2 benefiting each of USRG and ETP shall terminate and be of no further force or effect as to it upon the date following the Closing when it ceases to be the beneficial owner of at least 50% of the Series B Preferred Stock it would be entitled to receive if the shares of Series A Preferred Stock that it owns of record on the date hereof were converted pursuant to the provisions of Section F of Article IV of the Second Restated Certificate (assuming the over-allotment option of the underwriters for Planned Public Offering is not exercised) or, prior to the Closing, on the date when it ceases to beneficially own at least 50% of the Series A Preferred Stock that it owns of record as of the date hereof.

3. Agreement to Vote Series B Preferred Stock.

(a) Each Stockholder hereby irrevocably and unconditionally agrees that as to any matter submitted to a vote of stockholders at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Series B Shares of such Stockholder are entitled to vote thereon or consent thereto: (a) appear at each such meeting or otherwise cause such Stockholder’s Covered Series B Shares to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company’s certificate of incorporation) covering, all of such Stockholder’s Covered Series B Shares, in a manner proportionate to the votes cast by all holders of Common Stock (without taking into account abstentions) on such matter; provided, however, that the forgoing agreements shall be inapplicable to any matter as to which holders of Series B Preferred Stock have the right to vote separately as a class.

(b) The agreements set forth in this Section 3 shall terminate and be of no further force or effect upon the earliest to occur of: (i) the date of a Change of Control of the Company, (ii) the date after the Closing when no shares of Series B Preferred Stock remain outstanding and (iii) if the Closing has not occurred on or before June 30, 2012, on July 1, 2012.

4. Agreement to Vote Common Stock.

(a) Each Stockholder hereby irrevocably and unconditionally agrees that at any meeting of the stockholders of the Company to vote upon the approval of the Second Restated Certificate and the Third Restated Certificate, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company to approve the Second Restated Certificate and the Third Restated Certificate, such Stockholder shall, in each case to the fullest extent that the Covered Common Shares of such Stockholder are entitled to vote thereon or consent thereto: (a) appear at each such meeting or otherwise cause such Stockholder’s Covered Common Shares to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company’s certificate of incorporation) covering, all of such Stockholder’s Covered Common Shares, in favor of the approval of the Second Restated Certificate and the Third Restated Certificate and in favor of any proposal to adjourn or postpone any meeting of stockholders of the Company at which approval of the Second Restated Certificate or the Third Restated Certificate is submitted for consideration and vote of the Company’s stockholders to a later date if there are not sufficient votes for approval of such matter on the date on which the meeting is held to vote upon such matter.

(b) Each Stockholder agrees that it shall not Transfer any of such Stockholder’s Covered Common Shares, beneficial ownership thereof or any other interest therein unless prior to the effectiveness of such Transfer, such transferee executes and delivers to the Company a written agreement, in form and substance acceptable to the Company, to assume all of such Stockholder’s obligations under this Section 4 in respect of the Covered Common Shares subject to such Transfer and to be bound by the terms of this Agreement with respect to the Covered Common Shares subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties made by the Stockholders hereunder.

(c) The agreements set forth in this Section 4 shall terminate and be of no further force or effect upon the earliest to occur of: (i) the date of a Change of Control of the Company, (ii) the date that approval of the Second Restated Certificate and the Third Restated Certificate is voted upon at a meeting duly convened therefor or at any adjournment or postponement thereof or the date upon which written consent to such approval is obtained and (iii) July 1, 2012.

5. Representations and Warranties. Each party hereto represents and warrants to each of the other parties hereto that:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) Such party has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and such execution, delivery and consummation have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against it in accordance with its terms.

(c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach or violation of, any provision of its organizational documents, (ii) constitute, with or without notice or the passage of time or both, a breach violation or default under any law, rule, regulation, permit, license, agreement or other instrument of such party or to which such party or such party’s property is subject, or (iii) require any consent, approval or authorization of, or notification to, or filing with, any federal, state, local or foreign court, governmental agency or regulatory or administrative authority on the part of such party.

6. Miscellaneous.

(a) This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

(b) This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(d) This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties.

(e) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(f) Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g) The termination of this Agreement or any part hereof shall not relieve any party hereto from any liability of such party to any other party incurred prior to such termination of this Agreement or part hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

RENEWABLE ENERGY GROUP, INC.

By: /s/ Jeffrey Stroburg
Name: Jeffrey Stroburg
Title: Chairman and CEO

WEST CENTRAL COOPERATIVE

By: /s/ Jeffrey Stroburg
Name: Jeffrey Stroburg
Title: President and CEO

BUNGE NORTH AMERICA, INC.

By: /s/ Eric Hakmiller
Name: Eric Hakmiller
Title: Vice President Bunge Biofuels

NATURAL GAS PARTNERS VIII, L.P.

By: G.F.W. Energy VIII, L.P., general partner
By: GFW VIII, L.L.C., general partner
By: /s/ William J. Quinn
Name: William J. Quinn
Title: Authorized Member

E D & F MAN HOLDINGS BV

By: /s/ Paul Chatterton
Name: Paul Chatterton
Title: Appointed Representative

USRG HOLDCO V, LLC

By: USRG Management Company, LLC, its manager
By: /s/ Jonathan Koch
Name: Jonathan Koch
Title: Managing Director

NGP ENERGY TECHNOLOGY PARTNERS, L.P.

By: /s/ Christopher Sorrells
Name: Christopher Sorrells
Title: Managing Director